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     KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned director of Home
Security International, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-1 with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, hereby constitute and appoint Bradley D. Cooper and Mark Whitaker, and each of them, his true and lawful attorneys-in-fact and agents; with full power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign such Registration Statement and any or all pre-effective and post-effective amendments to the Registration Statements, including a Prospectus or an amended Prospectus therein and any subsequent registration statements for the same offering that may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all interests and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

/s/ Paul Brown
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Paul Brown                        Director                      February 8, 1999

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